SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                                         Only (as permitted by
                                         Rule 14a-6(e)(2))

 |_| Definitive Proxy Statement

 |_| Definitive Additional Materials

 |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              4Kids Entertainment, Inc.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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previously. Identify the previous filing by registration statement number, or
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

                            4KIDS ENTERTAINMENT, INC.
                           1414 Avenue of the Americas
                            New York, New York 10019

                                                                 April ___, 2000

Dear Shareholder:

      You are cordially invited to attend the 4Kids Entertainment, Inc. ("4Kids") Annual Meeting of Shareholders to be held at 11:00 a.m. (New York City
time) on May 18, 2000, at               (the "Annual Meeting").

      The purposes of the Annual Meeting are to (i) elect directors, (ii) consider and vote upon a proposal to approve the 4Kids Entertainment, Inc. 2000 Stock Option Plan, (iii) consider and vote upon a proposal to approve an amendment to the 4Kids Certificate of Incorporation to increase the number of shares of authorized 4Kids common stock from 20,000,000 shares to 40,000,000 shares, (iv) ratify the appointment of auditors and (v) transact such other business as may properly come before the meeting and any adjournment or postponements thereof. These matters are described in the formal Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement.

      Your Board of Directors recommends a vote "FOR" each of the listed nominees for Director and "FOR" each of the other proposals.

      Your vote is very important. We hope you will find it convenient to attend the Annual Meeting in person. Whether or not you are personally able to attend, it is important that your shares be represented at the meeting. Accordingly, you are requested to sign, date and return the enclosed proxy promptly. If you do attend the Annual Meeting you may still revoke your proxy and vote in person. Your cooperation is greatly appreciated.

                                         Sincerely,

                                         ALFRED R. KAHN
                                         Chairman of the Board of Directors,
                                         Chief Executive Officer

                            4KIDS ENTERTAINMENT, INC.
                           1414 Avenue of the Americas
                            New York, New York 10019

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April __, 2000

      NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of 4Kids Entertainment, Inc., a New York corporation
("4Kids"), will be held at                 , on Thursday, May 18, 2000, at 11:00
a.m. (New York City time) for the purpose of considering and acting upon the following matters as set forth in the accompanying proxy statement:

      1. Election of four directors to serve until the next Annual Meeting and until their successors are duly elected and qualified;

      2. Approval of a proposal to approve the 4Kids Entertainment, Inc. 2000 Stock Option Plan;

      3.  Approval  of  a  proposed   amendment  to  the  4Kids  Certificate  of
Incorporation to increase the number of shares of authorized 4Kids common stock from 20,000,000 shares to 40,000,000 shares;

      4. Ratification of the appointment of Deloitte & Touche LLP as auditors for 4Kids for the fiscal year ending December 31, 2000; and

      5. The transaction of such other business as may properly come before the meeting and any adjournment or postponements thereof.

      The Board of Directors has fixed the close of business on April 10, 2000 as the record date for the Annual Meeting and only holders of shares of record at that time are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponements thereof.

                                          By Order of the Board of Directors,

                                          ALFRED R. KAHN
                                          Chairman of the Board of Directors,
                                          Chief Executive Officer

April ___, 2000

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE
ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. SHAREHOLDERS CAN HELP 4KIDS AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE BUSINESS OF THE MEETING TO BE ACTED UPON BY THE SHAREHOLDERS CANNOT BE TRANSACTED UNLESS ONE-THIRD OF THE OUTSTANDING SHARES OF 4KIDS' COMMON STOCK ARE REPRESENTED AT THE ANNUAL MEETING.

                                 PROXY STATEMENT

General

      This Proxy Statement is being furnished to the shareholders of 4Kids Entertainment, Inc., a New York corporation ("4Kids"), in connection with the Annual Meeting of Shareholders of 4Kids to be held at 11:00 a.m. (New York City
time) on May 18, 2000, at             (the "Annual Meeting").  Accompanying this
proxy statement ("Proxy Statement") is a notice of such Annual Meeting and a form of proxy solicited by the 4Kids Board of Directors. Audited financial statements of 4Kids for the fiscal year ended December 31, 1999 are contained in the 4Kids Annual Report which has been mailed with this Proxy Statement.

      Proxies in the accompanying form which are properly executed and duly returned to 4Kids and not revoked prior to the voting at the Annual Meeting will be voted as specified. If no contrary specification is made and if not designated as broker non-votes, the common shares of 4Kids, par value $.01 per share, represented by the enclosed proxy will be voted FOR the election of the nominees for director (Proposal 1), FOR the approval of the 4Kids Entertainment, Inc. 2000 Stock Option Plan (Proposal 2), FOR the approval of the amendment to the 4Kids Certificate of Incorporation (Proposal 3) and FOR the ratification of the appointment of Deloitte & Touche LLP as auditors (Proposal 4). In addition, the common shares represented by the enclosed proxy will be voted by the person named therein, in such person's discretion, with respect to any other business which may properly come before the Annual Meeting or any adjournment or postponements thereof. Any shareholder giving a proxy has the power to revoke it at any time prior to the voting by filing with the Secretary of 4Kids a written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

      The Board of Directors has fixed the close of business on April 10, 2000, as the record date for the determination of the shareholders entitled to receive notice of, and to vote at, the Annual Meeting. The holders of one-third of the voting power of all issued and outstanding common shares present in person, or represented by proxy, shall constitute a quorum at the Annual Meeting. Assuming the presence of a quorum, the affirmative vote by the holders of a majority of the votes cast at the Annual Meeting is necessary to approve Proposals 2 and 4. The affirmative vote of a majority of the total outstanding common shares of 4Kids is necessary to approve Proposal 3. The affirmative vote by a plurality of the votes cast at the Annual Meeting is required for approval of the election of directors.

      On April 10, 2000, the record date for the Annual Meeting, 4Kids had _________________ common shares outstanding. Each common share is entitled to one vote on each matter to come before the Annual Meeting. There is no cumulative voting. Votes shall be counted by 4Kids' Transfer Agent.

         Shares represented by proxies designated as broker non-votes will be counted for purposes of determining a quorum. Broker non-votes occur when a broker nominee (which has voted on one or more matters at a meeting) does not vote on one or more other matters at a meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote. Shares represented by proxies marked as abstentions will also be treated as present for purposes of determining the outcome of a vote on any matter, but will not serve as a vote "for" or "against" any matter. Shares represented by proxies designated as broker non-votes, however, will not be treated as present for purposes of determining the outcome of a vote on any matter.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

      The directors are elected annually by the shareholders of 4Kids. The 4Kids By-laws provide that the number of directors shall be no less than three or more than seven unless and until otherwise determined by vote of a majority of the entire Board of Directors. In accordance therewith, a total of four persons have been designated by the Board of Directors as nominees for election at the Annual Meeting and are being presented to the shareholders for election. The directors to be elected at the Annual Meeting shall be determined by a plurality of the votes cast at the Annual Meeting.

      The four persons named below, who are currently the entire Board of Directors, have been nominated for election to serve until the next Annual Meeting and until their respective successors have been elected and qualified:

                           o    Alfred R. Kahn
                           o    Joseph P. Garrity
                           o    Joel I. Cohen
                           o    Jay Emmett

      The Board of Directors recommends that shareholders vote FOR the director nominees named above, and, unless a shareholder gives instructions on the proxy card to the contrary or a broker non-vote is indicated on the proxy card, the appointees named thereon intend so to vote. All of the nominees have consented to serve as directors if elected. If at the time of the Annual Meeting, any nominee is unable or declines to serve, the proxies may be voted for the election of such other person or persons as the remaining members of the Board of Directors may recommend.

                                   MANAGEMENT

Directors and Executive Officers

      The directors and executive officers of 4Kids, as of April 10, 2000, are as follows:

Name                                                   Age                       Position
---------------------------------------------     ------------    -----------------------------------------
Alfred R. Kahn                                         53         Chairman, Chief Executive Officer

Joseph P. Garrity                                      44         Executive Vice-President, Chief
                                                                  Operating Officer and Chief Financial
                                                                  Officer, Director

Joel I. Cohen (1)(2)                                   53         Director

Jay Emmett (1)(2)                                      71         Director

Norman Grossfeld                                       36         President of 4Kids Productions, Inc.

Sheldon Hirsch                                         52         Chief Executive Officer of The Summit
                                                                  Media Group, Inc.

Thomas Kenney                                          40         President of The Summit Media Group, Inc.

Samuel R. Newborn, Esq.                                46         Executive Vice-President, General Counsel

----------------
(1)   Member of the Audit Committee
(2)   Member of the Compensation Committee

      Joel I. Cohen has been a director since November 1999. Mr. Cohen has been a Managing Director of J.P. Morgan & Co. Incorporated for more than five years.

      Jay Emmett has been a director since August 1999. For more than five years, Mr. Emmett has been sitting on the International Board of Directors of the Special Olympics and the Board of Directors of the San Diego Padres.

      Joseph P. Garrity has been a director since August 1999. Mr. Garrity has been the Chief Financial Officer since joining 4Kids in June 1991. In October 1994 he became Executive Vice President (Chief Operating Officer). For more than five years prior to such time, Mr. Garrity was a Senior Audit Manager for Deloitte & Touche LLP.

      Alfred R. Kahn has been Chairman and Chief Executive Officer of 4Kids since March 1991. Mr. Kahn was Vice Chairman of 4Kids from July 1987 until he became Chairman in 1991.

      Norman Grossfeld has been President of 4Kids Productions, Inc., 4Kids' television and home video production subsidiary, since February 1994. For two years prior to such time he was President of Gold Coast Television Entertainment. Prior to such time he served as Coordinating Director for NBC Sports from 1991 through 1992, and as Producer/Director for Television Programming Enterprises from 1988-1991.

      Sheldon Hirsch has been Chief Executive Officer of The Summit Media Group, Inc. ("Summit Media"), 4Kids' media buying, planning and television syndication subsidiary, since November 1992. For three years prior to such time, Mr. Hirsch was President of Sachs Family Entertainment, a television program distribution company.

      Thomas Kenney has been President of Summit Media since February 1993. For five years prior to such time Mr. Kenney served as Senior Vice President - Advertising at Tiger Electronics Inc.

      Samuel R. Newborn, Esq. has been Executive Vice-President General Counsel since January 2000. Prior to joining 4Kids, Mr. Newborn was a partner in the law firm of Janklow, Newborn & Ashley for more than five years.

Meetings and Committees of the Board of Directors

      The Board of Directors of 4Kids met four times during the fiscal year which ended on December 31, 1999. None of the directors attended fewer than 75% of the total number of meetings of the Board of Directors and committees on which he serves, since the date of his appointment.

      4Kids has an Audit Committee which consists of Mr. Cohen, who serves as the chairman, and Mr. Emmett. The Audit Committee reviews the financial reporting and internal controls of 4Kids and meets with appropriate financial personnel of 4Kids, as well as its independent auditors, in connection with these reviews. The Audit Committee also recommends to the Board of Directors the firm which is to be presented to the shareholders for designation as independent auditors to examine the corporate accounts of 4Kids for the current fiscal year. The Audit Committee met once during fiscal 1999 and once subsequent to December 31, 1999 but before the filing of the 4Kids' Annual Report on Form 10-K. 4Kids also has a Compensation Committee which consists of Mr. Emmett, who serves as the chairman, and Mr. Cohen. The Compensation Committee is responsible for setting and administering the policies which govern annual and long-term compensation for our executives. The Compensation Committee is also empowered to grant Stock Options pursuant to the 4Kids' Stock Option Plans and to administer such Plans. The Compensation Committee met one time during fiscal 1999.

      4Kids does not have a nominating committee.

                                  COMPENSATION

Executive Compensation - Annual Compensation

      The following table sets forth a summary of annual and long-term compensation paid to 4Kids' Chief Executive Officer and the four most highly compensated executive officers (as defined in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended) of 4Kids (other than the Chief Executive Officer) whose total annual salary and bonus for the year ended December 31, 1999 was in excess of $100,000 (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE


                                                Annual Compensation
                               ----------------------------------------------------
                                                                                            Long-Term
                                                                                         Compensation
Name and Principal                                                   Other Annual            Awards                  All Other
Position                       Year     Salary ($)    Bonus ($)  Compensation ($)(1)  Stock Options (Shares)    Compensation ($)(2)
                               ----     ----------    ---------  -------------------  ----------------------    -------------------

Alfred R. Kahn,                1999    $  395,000    $4,771,917                              100,000
Chairman of the Board          1998       395,000       556,917                              195,000
                               1997       395,000       177,563                              300,000

Joseph P. Garrity,             1999    $  250,000    $  954,383                               20,000
EVP, COO & CFO                 1998       250,000       111,383                              178,500
                               1997       215,000        35,512                              195,000

Sheldon Hirsch,                1999    $  250,000    $   16,010                                   --
Chief Executive Officer,       1998       250,000        78,976                              105,000
Summit Media                   1997       250,000       108,212                              165,000

Thomas Kenney,                 1999    $  250,000    $   16,010                                   --
President,                     1998       250,000        78,976                              105,000
Summit Media                   1997       225,000       108,012                              165,000

Norman Grossfeld,              1999    $  250,000    $  420,664                               10,000
President,                     1998       250,000        29,881                               30,000
4Kids Productions              1997       225,000        25,000                               30,000

(1) Does not include amounts paid on behalf of executive officers under the Company's benefit plans. Such benefit plans, which are offered to all full time employees of the Company include, a 401K Plan, major medical insurance, long term disability insurance and life insurance.
(2) In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted as such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for each of the executive officers for each fiscal year.

      The following table sets forth certain information concerning individual grants of stock options made during fiscal 1999 to the Named Officers:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              Potential Realizable
                                                                                            Value at Assumed Annual
                                                                                              Rates of Stock Price
                                                                                            Appreciation for Option
                                                Individual Grants                                   Term(1)
                       ---------------------------------------------------------------     ------------------------
                                         % of Total
                        Number of     Options Granted
                         Options      to Employees in   Exercise or Base    Expiration
      Name               Granted        Fiscal Year      Price ($/Sh)(2)       Date            5%            10%
-------------------    ----------     ---------------   ----------------    ----------     ----------    ----------
Alfred R. Kahn(3)       100,000            38%              $33.2813         12/21/09      $2,093,000    $5,304,000

Joseph Garrity(4)        20,000             8%              $33.2813         12/21/04        $184,000      $406,000

Norman Grossfeld(4)      10,000             4%              $33.2813         12/21/04         $92,000      $203,000

(1) 4Kids used such method as it is one of the alternative methods of option valuation suggested by the Securities and Exchange Commission's rules on executive compensation disclosure. 4Kids does not advocate or necessarily agree that such method can properly determine the value of an option.

(2) Based upon the fair market value of 4Kids common shares on the date of grant.

(3)   All such options are currently exercisable.

(4) 50% of such options are currently exercisable and 50% are exercisable on the one year anniversary of the date of grant.

Option Exercises and Fiscal Year End Option Values

      The following table sets forth the number of options exercised and dollar value realized for such exercises and fiscal year end value of unexercised options:


                               Shares                                  Number of Unexercised      Value of Unexercised
                             Acquired on        Value Realized          Options at December     In-the-Money Options at
Name                         Exercise (#)            ($)                     31, 1999(1)           December 31, 1999(2)
-------------------         -------------       --------------         ---------------------    -----------------------
Alfred R. Kahn                 336,200            $9,055,422                  1,458,800                $36,163,000

Joseph P. Garrity              158,600            $4,141,589                    384,900                 $9,901,000

Sheldon Hirsch                 205,000            $6,959,393                    140,000                 $3,795,000

Thomas Kenney                  141,000            $3,020,039                    234,000                  6,425,000

Norman Grossfeld               141,600            $5,051,492                     10,000                         $0

----------
(1) All options of Mr. Kahn and Mr. Hirsch are currently exercisable; 374,900 and 5,000 for Mr. Garrity and Mr. Grossfeld respectively, are currently exercisable.

(2) Calculation based upon the average of the high and low prices of 4Kids' common stock on The Nasdaq National Market on December 31, 1999 of $28.375 per share.

Compensation of Directors

      No director of 4Kids receives any cash compensation for his services in such capacity. Currently, 4Kids has two directors who are not employees, Messrs. Cohen and Emmett. Mr. Cohen and Mr. Emmett were each granted options to acquire 10,000 shares of the Company's common stock in December 1999 at an exercise price of $33.2813, the market price of the Company's common stock on that date.

      In March 2000, 4Kids purchased an aggregate of $25,000,000 of insurance from National Union Fire Insurance Company of Pittsburgh, Royal Specialty Underwriting and Ace USA Group for indemnification of all of its directors and officers at a cost of $242,000.

Employment  Contracts  and  Termination  of  Employment  and   Change-in-Control
Arrangements

      Mr. Kahn has an employment agreement with 4Kids pursuant to which he receives a fixed salary of $395,000 per year plus an annual bonus equal to 10% of 4Kids' Income Before Income Tax Provision as stated on 4Kids' financial statements in its annual report on Form 10-K. The agreement expires on March 31, 2003. The agreement also provides that for a period of six months after termination of employment, Mr. Kahn will not "compete" with 4Kids. Under the employment agreement, if Mr. Kahn is terminated without cause, he will be entitled to receive a payment equal to 2.99 times his average annual compensation paid by 4Kids (including bonuses, if any) during the five years preceding the date of termination ("Severance Payment"). If a majority of the directors of 4Kids consists of individuals who have not been recommended by Mr. Kahn (a "Change of Control"), Mr. Kahn can terminate the agreement within six months of such Change of Control, in which event he would be entitled to receive the Severance Payment.

      Mr. Garrity has an employment agreement with 4Kids which currently provides for an annual salary of $250,000 (the "Fixed Salary") plus an annual bonus equal to 2% of 4Kids' Income Before Income Tax Provision as stated on 4Kids' financial statements in its Annual Report on Form 10-K. The agreement expires December 31, 2000. The agreement may be terminated by 4Kids in the event of Mr. Garrity's disability or for cause. If during the term of Mr. Garrity's agreement there shall occur a Change of Control, Mr. Garrity can terminate the agreement within six months of such Change of Control, in which event he would be entitled to receive a payment equal to the Fixed Salary remaining to be paid for the year during which such termination occurs.

      Mr. Grossfeld has an agreement with 4Kids Productions which currently provides for an annual salary of $250,000 plus an annual bonus ranging from 3% to 10% of 4Kids Productions Income Before Income Tax Provision depending on the source of the revenue to 4Kids Productions. The Agreement expires December 31, 2001.

      Each of Mr. Hirsch and Mr. Kenney has an employment agreement with Summit Media for the period January 1, 1995 through December 31, 2000. Mr. Hirsch and Mr. Kenney's agreements currently provide for an annual salary of $250,000 (the "Fixed Salary"). Each agreement currently provides for an annual bonus equal to 6% of Summit Media's Income Before Income Tax Provision as stated on Summit Media's books and records. The agreements automatically renew on a year-to-year basis unless terminated by either party at least 90 days prior to December 31, 2000. The respective agreements may be terminated by 4Kids in the event of Mr. Hirsch's or Mr. Kenney's respective disability or for cause. If during the term of the agreements there shall occur a Change of Control, each of Mr. Hirsch or Mr. Kenney can terminate his respective agreement within six months of such Change of Control, in which event he would be entitled to receive a payment equal to the Fixed Salary remaining to be paid for the year during which such termination occurs.

Compensation Committee Interlocks and Insider Participation

      As described in "Election of Directors - Meetings and Committees of the Board of Directors" above, 4Kids has a Compensation Committee, the members of which are Messrs. Cohen and Emmett. Neither of such individuals has ever been an officer or employee of 4Kids or any of its subsidiaries. During fiscal 1999, no executive officer of 4Kids served as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the Board of Directors of 4Kids.

Report of Executive Compensation

      The Compensation Committee of the Board of Directors is responsible for 4Kids' executive compensation policy. In general, our executive compensation policy seeks to attract and retain high-performing executives and to motivate and reward such executives based on overall corporate and individual performance, and the creation of shareholder value.

      For 1999, the compensation of our executive officers was composed primarily of salaries, bonuses and stock options. Salary ranges for our executive officers are established with reference to the competitive marketplace for equivalent job levels. Each executive officer's base salary is set based on the level and scope of responsibility within 4Kids and individual performance. Salaries are reviewed annually by the Compensation Committee either formally or informally.

      Stock options are intended to strengthen the mutuality of interest of our executive officers and our shareholders in maximizing long-term shareholder value. The 4Kids Compensation Committee is responsible for granting stock options to the executive officers pursuant to the 4Kids stock option plans. Grants of stock options are made from time to time to the executive officers based on our overall performance and the individual performance of each executive officer. During 1999, stock options to acquire 100,000 shares of 4Kids were granted in December 1999, to Mr. Kahn at an exercise price of $33.2813 per share, the fair market value of the shares on the date of grant. On June 1, 1999 options to acquire 45,000 shares were granted pursuant to the Company's 1999 Stock Option Plan at an exercise price of $10.3125, the fair market value on the date of grant. On December 22, 1999 options to acquire 120,000 shares were granted pursuant to the Company's 1999 Stock Option Plan at an exercise price of $33.2813, the fair market value on the date of grant.

Basis for the Compensation of the CEO

      We have an employment agreement with Mr. Kahn pursuant to which he receives a fixed annual salary of $395,000 and an annual bonus during the term of the agreement, which expires in 2003. We believe that Mr. Kahn's base salary, which has remained unchanged since 1991, is reasonable and no more generous to him than base salaries paid to other similarly situated chief executive officers.

      In addition to cash compensation, Mr. Kahn is also eligible to receive stock options pursuant to the 4Kids stock option plans. During 1999, stock options to acquire 100,000 shares of 4Kids were granted in December 1999, to Mr. Kahn at an exercise price of $33.2813 per share, the fair market value of the shares on the date of grant. The purpose of such stock option grants was to provide Mr. Kahn with a further inducement to contribute to the long-term growth and development of the business of 4Kids. Consequently, during the term of such options, Mr. Kahn will receive, for no consideration prior to exercise, the opportunity to profit from any rise in the market value of the 4Kids common shares. The closing price for 4Kids common shares on April 10, 2000 was $______.

                                             Compensation Committee
                                             Joel I. Cohen
                                             Jay Emmett

Performance Graph

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total return on the 4Kids common shares against the cumulative total return of the Nasdaq U.S. Market Index and the Nasdaq Non-Financial Index for the past five fiscal years.

                          4KIDS PERFORMANCE CHART RAW DATA
                                        1999

         Year                  4Kids               Nasdaq               S&P 500
         ----                  -----               ------               -------

         1994                   100                  100                  100

         1995                   69                   141                  138

         1996                   28                   174                  170

         1997                   76                   213                  226

         1998                   304                  300                  292

         1999                  2318                  542                  354

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of March 30, 2000, certain information concerning the beneficial ownership of common shares of 4Kids by (i) each person who is known by 4Kids to own beneficially more than five percent of the outstanding common shares of 4Kids, (ii) each of our directors and (iii) all current directors and officers of 4Kids as a group. Except as otherwise indicated, all such persons have both sole voting and investment power over the shares shown as being beneficially owned by them.


                                                                     Common Shares
                                                                   Beneficially Owned
                                                       -----------------------------------------
Name and Address of Beneficial Owner(1)                  Shares           Options       Total       Percent of Class
----------------------------------------------------   ----------        ---------   ------------   ----------------
Alfred R. Kahn......................................    1,122,000        1,458,800   2,580,800(2)          19%

Joseph P. Garrity...................................           --          384,900     384,900              3%

Joel Cohen..........................................       11,000           10,000      21,000         less than 1%

Jay Emmett..........................................          900           12,900      13,800         less than 1%

All directors and officers as a group (8 persons)...    1,133,900        2,300,600   3,434,500(3)          24%

---------------
(1) The address for Messrs. Kahn, Garrity, Cohen and Emmett is 4Kids Entertainment, Inc., 1414 Avenue of the Americas, New York, New York 10019.

(2) Includes 1,056,000 shares owned by Mr. Kahn, 6,000 shares owned by Mr. Kahn's wife, 15,000 shares held by Mr. Kahn for the benefit of his minor daughter under the NY/UGMA, currently exercisable options to acquire 1,458,000 shares, and 45,000 shares owned by Mr. Kahn's three adult children with respect to which Mr. Kahn disclaims beneficial ownership.

(3) Includes 434,000 shares which four executive officers have the right to acquire pursuant to stock options; 404,000 of such options are currently exercisable.

      Mr. Kahn has, from time to time, borrowed a total of $711,582 from Lion Holdings, the successor in interest to Tiger Electronics, Inc. in connection with three purchases of a total of 191,426 shares. This loan has been repaid in full as of April 29, 1999.

                  PROPOSAL 2 - PROPOSED 2000 STOCK OPTION PLAN

      The Board of Directors has determined that it is in the best interests of 4Kids to adopt the 2000 Stock Option Plan (the "2000 Plan") and will submit the 2000 Plan to the shareholders at the Annual Meeting. The 2000 Plan authorizes the issuance not later than December 31, 2010 of options to purchase up to 500,000 of 4Kids' common shares. The 2000 Plan was approved by the Board of Directors at a meeting held on November 16, 1999 subject to shareholder approval.

      The Board of Directors believes that 4Kids and its shareholders have benefitted from the grant of stock options in the past and that similar benefits will result from the adoption of the 2000 Plan. It is believed that stock options play an important role in providing eligible employees with an incentive and inducement to contribute fully to the further growth and development of 4Kids and its subsidiaries because of the opportunity to acquire a proprietary interest in 4Kids on an attractive basis.

      All stock options granted under the 2000 Plan will be exercisable at such time or times and in such installments, if any, as the 4Kids Compensation Committee or the Board of Directors may determine and expire no more than ten years from the date of grant. The exercise price of each stock option will be the fair market value of the 4Kids common shares on the date prior to the date of grant and must be paid in cash or in stock of 4Kids valued at its then fair market value. The closing price of 4Kids common shares at April 10, 2000 was $_____. Options are non-transferable except by will or by the laws of descent and distribution or for estate planning purposes. Each option to be granted under the 2000 Plan will be evidenced by an agreement subject to the terms and conditions set forth above.

      Options granted under the 2000 Plan terminate three months after the optionee's relationship with 4Kids or its subsidiaries is terminated except if termination is by reason of death or disability. In such event the option terminates six months after the optionee's death or termination of employment by reason of disability.

      Upon the issuance of any shares pursuant to the exercise of a stock option granted under the 2000 Plan, 4Kids may pay an optionee a supplemental cash award, the primary purpose of which is to assist the optionee in paying any income tax which may be payable upon the exercise of such stock option. This award will be the lesser of (i) 65% of the difference between the aggregate fair market value of the shares issued on the exercise and the exercise price paid by the optionee and (ii) 90% of the exercise price paid by the optionee.

      The Board of Directors has a limited right to modify or amend the 2000 Plan which does not include the right to increase the number of shares which is available for the grant of options.

      During the term of the 2000 Plan, eligible employees of 4Kids will receive, for no consideration prior to exercise, the opportunity to profit from any rise in the market value of the common shares. This will dilute the equity interest of the other shareholders of 4Kids. The grant and exercise of the options also may affect 4Kids' ability to obtain additional capital during the term of any options.

      The 2000 Plan will be administered by the Compensation Committee appointed by the Board of Directors. The Compensation Committee currently consists of Messrs. Joel Cohen and Jay Emmett, neither of whom are employees of 4Kids.

                         FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the Federal income tax treatment of the stock options which may be granted under the 2000 Plan based upon the current provisions of the Internal Revenue Code of 1986, as amended.

      An option holder who exercises a stock option will generally realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and 4Kids will be entitled to a deduction from income in the same amount. The option holder's basis in such shares will be their fair market value on the date of exercise, and when the option holder disposes of the shares he will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

      The exercise of an option by the exchange of common shares already owned by the optionee generally will not result in any taxable gain or loss on the unrealized appreciation of the shares so used. The Internal Revenue Service has ruled that (i) a number of shares of the stock received equal to the number of shares surrendered will have the same basis as the shares surrendered and (ii) the remaining shares received will have a basis equal to their fair market value on the date of exercise (the sum of the exercise price and the compensation income recognized upon exercise). For purposes of determining whether shares have been held for the long-term capital gain holding period, the holding period of shares received will generally include the holding period of shares surrendered only if the shares received have the same basis, in whole or in part, in the employee's hands as the shares surrendered.

      Whenever under the 2000 Plan shares are to be delivered upon exercise of a stock option, 4Kids shall be entitled to require as a condition of delivery that the option holder remit an amount sufficient to satisfy all Federal, state, and other governmental withholding tax requirements related thereto.

      The Board of Directors recommends a vote FOR approval of the 2000 Plan as described above at the Annual Meeting and it is intended that proxies not marked to the contrary and not designated as broker non-votes will be so voted. The description of the proposed 1999 Plan set forth above is qualified in its entirety by reference to the text of the 2000 Plan as set forth in Exhibit A hereto.

           PROPOSAL 3 - PROPOSAL TO INCREASE AUTHORIZED COMMON SHARES

      There is being submitted to the shareholders for approval at the Annual Meeting a proposal to amend the Certificate of Incorporation to increase the authorized common shares of 4Kids, par value $.01, from 20,000,000 shares to 40,000,000 shares. On April 10, 2000, there were __________ common shares outstanding.

      At December 31, 1999, 4Kids reserved 2,784,738 common shares for issuance pursuant to options granted or to be granted under its stock option plans. 4Kids has also reserved 500,000 common shares to be issued under the 2000 Plan.

      At December 31, 1999 4Kids had 5,357,507 authorized and unreserved shares available for issuance. If the proposal to increase the authorized common shares of 4Kids is approved by the shareholders, 4Kids will have 25,357,507 common shares authorized but unreserved.

      The issuance of additional common shares of 4Kids may dilute the present equity ownership position of 4Kids shareholders. The issuance of additional common shares of 4Kids may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing 4Kids shareholders and may adversely affect the market price for 4Kids common shares.

      Although 4Kids has no current plans to issue any shares to be authorized under this proposal, the increase in capital stock will provide the Board of Directors with the ability to use the 4Kids stock to respond to developments in our business, including possible acquisition transactions and general corporate purposes, including stock splits, stock dividends and the raising of additional capital, at times when the Board of Directors, in its discretion, deems it advantageous to do so. While the increase in authorized common shares will not change substantially the rights of holders of 4Kids common shares, the issuance of shares in future transactions may have a dilutive effect.

      The Board of Directors could use the additional common shares to discourage an attempt to change control of 4Kids; however, the Board has no present intention of issuing any common shares for such purposes and this proposal is not being recommended in response to any specific effort to obtain control of 4Kids of which we are aware.

      The Board of Directors recommends a vote FOR approval of the amendment to increase the authorized number of common shares of 4Kids as described above at the Annual Meeting and it is intended that proxies not marked to the contrary and not designated as broker non-votes will be voted in favor of approval of the amendment. In the event that Proposal 3 is not approved by the 4Kids shareholders at the Annual Meeting, the Certificate of Incorporation in effect as of the date hereof will remain in full force and effect. The full text of the proposed resolution amending the Certificate of Incorporation is set forth in Appendix B hereto and the description of the proposed amendment herein is qualified in its entirety by reference to such Appendix B.

                       PROPOSAL 4 - SELECTION OF AUDITORS

      The 4Kids financial statements for the past several fiscal years were examined by Deloitte & Touche LLP, independent public accountants. On November 16, 1999, the Board of Directors voted to propose and recommend the selection of Deloitte & Touche LLP as independent auditors to examine its financial statements for the fiscal year ending December 31, 2000.

      Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

      The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as auditors and it is intended that proxies not marked to the contrary and not designated as broker non-votes will be so voted.

                  SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the officers and directors of 4Kids, and persons who own more than ten percent of a registered class of 4Kids' equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by regulation to furnish 4Kids with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, 4Kids believes that other than disclosed below, during the fiscal year ended December 31, 1999, 4Kids' officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

      During 1999, each of Messrs. Cohen and Emmett were appointed directors of 4Kids. Neither of them filed a Form 3 when required in connection with their appointment. Mr. Newborn was appointed Executive Vice-President, General Counsel during 1999 and did not file a Form 3 when required in connection with his appointment. During 1999, the 4Kids Compensation Committee extended the expiration dates of stock options belonging to Messrs. Cohen and Emmett. Neither of them filed a Form 4 when required in connection with the extension of the expiration date of their respective stock options. All of the above-mentioned forms were filed late with the Securities and Exchange Commission. During 1999, each of Messrs. Cohen, Emmett, Hirsch and Grossfeld purchased and sold common shares of 4Kids and exercised stock options granted to them under the 4Kids stock option plans. None of them filed Form 4's when required in connection with their transactions. Mr. Cohen failed to file two Form 4's accounting for three separate transactions. Mr. Emmett failed to file three Form 4's accounting for eight separate transactions. Mr. Hirsch failed to file one Form 4 accounting for two transactions. Mr. Grossfeld failed to file one Form 4 accounting for ten transactions. All of the above-mentioned transactions were reported on timely filed Form 5's.

                                  OTHER MATTERS

      The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting. If any other matters do come before the meeting, the persons named in the proxy will exercise their discretion in voting thereon.

                              SHAREHOLDER PROPOSALS

      Proposals by any shareholders intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Corporation for inclusion in proxy material relating to such meeting not later than January 18, 2001.

                                    EXPENSES

      All expenses in connection with solicitation of proxies will be borne by 4Kids. Officers and regular employees of 4Kids may solicit proxies by personal interview and telephone and telegraph. Brokerage houses, banks and custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements. Georgeson & Co. has been engaged to assist in the solicitation of proxies, brokers, nominees, fiduciaries and other custodians. 4Kids will pay that firm approximately $6,000 for its services and reimburse its out-of-pocket expenses.

                         By Order of the Board of Directors,

                         Alfred R. Kahn
                         Chairman of the Board

New York, New York
April __, 2000

                            4KIDS ENTERTAINMENT, INC.

                                     PROXY

                Annual Meeting of Shareholders -- May 18, 2000

      The undersigned shareholder of 4Kids Entertainment, Inc. hereby appoints Alfred R. Kahn, attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote, as indicated herein, all the common shares of 4Kids standing in the name of the undersigned at the close of business on April 10, 2000 at the Annual Meeting of Shareholders of 4Kids to be held at at 11:00 a.m., local time, on Thursday, May 18, 2000, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

Please mark boxes /x/ in blue or black ink.

            1.    Election of Directors.

      FOR all nominees / /

      WITHHOLD authority only for those nominees whose name(s) I have stricken below / /

      WITHHOLD authority for ALL nominees / /

      Nominees for Director are: Alfred R. Kahn, Joseph P. Garrity, Joel I. Cohen and Jay Emmett.

            2.    Proposal to approve the 4Kids 2000 Stock Option Plan.

            For / /  Against / /  Abstain / /

            3. Proposal to amend the Certificate of Incorporation to change the authorized common stock to 40,000,000 shares, par value $.01.

            For / /  Against / /  Abstain / /


            4. Proposal to approve the selection of Deloitte & Touche LLP as 4Kids independent auditors for the fiscal year ending December 31, 2000.

            For / /  Against / /  Abstain / /

            5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponements thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED.

                  (Continued, and to be signed on reverse side)

                           (Continued from other side)

            SIGNATURE(S) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

                            Dated _____________, 2000

                                             ___________________________________
                                                  Signature

                                             ___________________________________
                                                  Print Name

                                             ___________________________________
                                                  Signature

                                             ___________________________________
                                                  Print Name

  [Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.]

                                  EXHIBIT INDEX

Number              Description
------              -----------

99 A                4Kids Entertainment, Inc., 2000 Stock Option Plan

99 B                Certificate of Amendment to Certificate of Incorporation